Exhibit 10.1

SHARE AND WARRANT PURCHASE AGREEMENT

among

GLOBUS MARITIME LIMITED

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedule A — List of the Purchasers and Commitment Amounts

Schedule B — Notice and Contact Information

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Warrant

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SHARE AND WARRANT PURCHASE AGREEMENT

This SHARE AND WARRANT PURCHASE AGREEMENT, effective as of October 19, 2017 (this “Agreement”), is among Globus Maritime Limited, a Marshall Islands corporation (the “Company”), and one or more purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Purchased Securities (as defined below), in accordance with the provisions of this Agreement in reliance on the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), Regulation S and/or another exemption from the registration requirements of the Securities Act; and

WHEREAS, the Company and certain of the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide certain Purchasers with certain registration rights.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1         Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“6-K Filing” has the meaning specified in Section 5.7.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“BHCA” has the meaning specified in Section 3.24.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

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“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares, par value US$0.004 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Company Entities” and each a “Company Entity” means the Company and each of the Company’s Subsidiaries, other than those Subsidiaries which, individually or in the aggregate, would not constitute a “significant subsidiary” as defined in Regulation S-X.

“Company SEC Documents” means the Company’s annual report on Form 20-F relating to the year ended December 31, 2016, and all of the Company’s filings with the Commission thereafter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Rate” has the meaning specified in Section 6.15.

“Exercisable Shares” means the Common Shares that may be issued pursuant to, and in accordance with, a properly exercised Warrant, subject to and upon the terms and conditions contained therein.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement by and among the Company and the shareholder named therein, dated as of November 23, 2016.

“Federal Reserve” has the meaning specified in Section 3.24.

“Financial Statements” has the meaning specified in Section 3.6.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“IFRS” means international financial reporting standards.

“Judgment Conversion Date” has the meaning specified in Section 6.17.

“Judgment Currency” has the meaning specified in Section 6.17.

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“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation binding upon or applicable to the Company and the Purchasers.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind; provided, however, that any charter or services contracts to which the Company’s vessels are subject shall not be deemed “Liens.”

“Material Adverse Effect” means any change or effect that is, or, based on the facts and circumstances, would be reasonably likely to be materially adverse on the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, except for any changes, events, circumstances, conditions or effects that arise out of, result from or are attributable to: (i) changes in any laws, or in the construction of any laws, or interpretations thereof or any new laws (including tax laws and environmental laws) adopted or approved by any Governmental Authority; (ii) any changes in generally accepted accounted principles, international financial reporting standards or interpretations thereof; (iii) changes in general regulatory or political conditions, including regulatory policy or in the political or regulatory climate generally or in any specific region, including any acts of war or terrorist activities or changes imposed by a Governmental Authority associated with national security; (iv) changes in general national, regional or local economic or financial conditions; (v) changes in conditions or developments generally applicable to a market or industry in which the Company and the Subsidiaries operate; (vi) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof); (vii) any change in the market price or trading volume of any securities or indebtedness of the Company; (viii) changes in interest, currency or exchange rates or the price of any commodity, security or market index; (ix) natural disasters, calamities, “acts of god” or other “force majeure” events affecting national, regional, state or local matters; (x) weather conditions or customer use patterns; (xi) any effects or conditions proximately caused by, or resulting from, the announcement or performance of this Agreement or the transactions contemplated hereby (including any related loss of customers, suppliers, officers or employees or other commercial relationships or any action taken or requirements imposed by any Governmental Authority in connection with the transactions contemplated hereby); or (xii) any action or omission of the Company taken in compliance with or as required by this Agreement or at the written request or consent of the Purchasers, contemplated by this Agreement or otherwise required by Law.

“Operative Documents” means, collectively, this Agreement, the Warrant, the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Press Release” has the meaning specified in Section 5.7.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Securities” means, with respect to a particular Purchaser, the number of Common Shares and Warrants set forth opposite such Purchaser’s name as set forth on Schedule A.

“Purchased Shares” means, with respect to a particular Purchaser, the number of Common Shares set forth opposite such Purchaser’s name under the column titled “Common Shares” set forth on Schedule A.

“Purchaser Trading Affiliates” has the meaning specified in Section 4.17.

“Purchasers” has the meaning set forth in the introductory paragraph.

“Registration Exemptions” means the rules and regulations of the Commission promulgated under the Securities Act by which securities may be sold without filing a registration statement, including §§3-4 of the Securities Act, Regulation A, Regulation D, Rule 701, Regulation S, Rule 144, and Rule 144A.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Required Holders” has the meaning specified in Section 6.3(b).

“Rule 144” means Rule 144 promulgated under the Securities Act (or a successor rule thereto).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities” means the Purchased Shares, the Warrants and the Warrant Shares.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

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“Transaction” has the meaning specified in Section 4.17.

“Transfer Agent” has the meaning specified in Section 2.6(d).

“U.S. Dollars” has the meaning specified in Section 6.15.

“Warrant” means a warrant to purchase Common Shares in the form attached hereto as Exhibit B, and issued pursuant to this Agreement.

“Warrant Shares” means the Common Shares issuable upon exercise of any Warrant.

Article II

AGREEMENT TO SELL AND PURCHASE

Section 2.1         Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Securities, and each Purchaser agrees, severally and not jointly, to pay to the Company the Purchase Price for the Purchased Shares and the relevant Warrants. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Company.

Section 2.2         Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Securities hereunder (the “Closing”) shall take place at 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 2.3, 2.4 and 2.5 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Purchaser) at the offices of at the offices of the Company or at such other location or on such other date as mutually agreed by the parties hereto (the “Closing Date”). The parties hereto agree that the Closing may occur via delivery of facsimiles or other electronic transmission of this Agreement and other closing deliveries.

Section 2.3         Mutual Conditions. The respective obligations of each party hereto to consummate the purchase and issuance and sale of the Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party hereto on behalf of itself in writing, in whole or in part, to the extent permitted by Law):

(a)       no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

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(b)       Nasdaq shall have communicated (which may be oral) that its review of the transactions contemplated by this Agreement is complete or that it is no longer reviewing the transactions contemplated by this Agreement.

Section 2.4         Each Purchaser’s Conditions. Each Purchaser’s obligation to consummate the purchase of the Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Securities, in whole or in part, to the extent permitted by applicable Law):

(a)       The Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)       (i) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct in all respects when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(c)       Since the date of execution of this Agreement, no Material Adverse Effect has occurred; and

(d)       The Company shall have delivered, or caused to be delivered, to such Purchaser at the Closing, the Company’s closing deliveries described in Section 2.6.

By acceptance of the Purchased Securities, each Purchaser shall be deemed to have represented to the Company that such Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and all other representations and warranties of such Purchaser are true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

Section 2.5         The Company’s Conditions. The obligation of the Company to consummate the sale of the Purchased Securities to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by Law):

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(a)       (i) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that any such representations of such Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only); and

(b)       such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.7.

Section 2.6         Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Purchaser (any or all of which may be waived by a particular Purchaser on behalf of itself, in whole or in part, to the extent permitted by applicable Law):

(a)       The Purchased Shares by electronic delivery to each Purchaser’s designated book-entry account with Computershare (it being understood that the Purchased Shares shall be issued only after receipt by the Company of the full Purchase Price);

(b)       An opinion of Watson Farley & Williams LLP, the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to such Purchaser (it being understood that such opinion shall be issued after the issuance of the Purchased Securities);

(c)       A scan of a certified copy of the Articles of Incorporation as certified by the Registrar of Corporations of the Republic of the Marshall Islands within ten (10) days of the Closing Date;

(d)       A copy of the Irrevocable Transfer Agent Instructions, in the form reasonably acceptable to such Purchaser, which instructions shall have been delivered to the transfer agent of the Company (the “Transfer Agent”);

(e)       A letter from the Company’s transfer agent certifying the number of Common Shares outstanding on the Closing Date immediately prior to the Closing;

(f)       A certificate, in the form acceptable to such Purchaser, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions with respect to the transactions contemplated hereby adopted by the Company's in a form reasonably acceptable to such Purchaser, (ii) the Articles of Incorporation of the Company and (iii) the Bylaws of the Company as in effect at the Closing;

(g)       A certificate duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date certifying that each and every representation and warranty of the Company that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and that each and every other representation and warranty of the Company shall be true and correct in all material respects as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date and as to such other matters as may be reasonably requested by such Purchaser in the form acceptable to such Purchaser;

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(h)       A scan of a certificate of the Registrar of Corporations of the Republic of the Marshall Islands, dated a recent date, to the effect that the Company is in good standing;

(i)       A Warrant for the relevant number of Common Shares as indicated on Schedule A executed by the Company;

(j)       A copy of the Registration Rights Agreement executed by the Company; and

(k)       A cross-receipt executed by the Company and delivered to each Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date.

Section 2.7         Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, cause to be delivered, or shall have delivered to the Company (unless waived by the Company):

(a)       Payment of the Purchase Price to the Company by wire transfer of immediately available funds to an account or accounts designated by the Company in writing at least two Business Days prior to the Closing Date (which bank accounts shall include the Company’s service providers including lawyers, financial advisers and accountants, as applicable);

(b)       A copy of the Registration Rights Agreement executed by each Purchaser party thereto; and

(c)       A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received each of the Purchased Shares and Warrant as of the Closing Date.

Section 2.8         Discounts. The payment by a Purchaser of any and all amounts pursuant to this Agreement shall be without discount or any other right of setoff.

Section 2.9         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Operative Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Operative Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Operative Documents. The decision of each Purchaser to purchase Securities pursuant to the Operative Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Purchased Securities or enforcing its rights under the Operative Documents. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Purchased Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement and in each other Operative Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1         Outstanding Shares; Capitalization.

(a)       As of the date of this Agreement, prior to the sale of the Purchased Securities and issuance of the Purchased Shares as contemplated hereby, the Company has 28,145,085 issued and outstanding Common Shares, no issued and outstanding Series A preferred shares, and no issued and outstanding Class B shares. The Company has issued warrants entitling their holders to the purchase an aggregate of 32,380,017 Common Shares at a price of $1.60 per Common Share, of which 507,000 Common Shares have been exercised.

(b)       All of such issued and outstanding Common Shares were duly authorized and have been validly issued and are fully paid and nonassessable. There are currently no Common Shares that are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Warrants and, warrants issued in February 2017). As of the date hereof, to the knowledge of the Company, based on public filings, the Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only executive officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Share are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company are the current executive officers and directors of the Company and Mr. Georgios Feidakis and his Affiliates.

(c)       Except as disclosed in the Company SEC Documents: (A) none of the Company’s shares, interests or share capital is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company; (B) except for warrants issued in February 2017, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Existing Registration Rights Agreement, the Registration Rights Agreement, and the registration rights agreement dated February 9, 2017); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, other than as set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement.

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Section 3.2         Subsidiaries. The Company owns, directly or indirectly, the equity interests of the Subsidiaries as described in the Company SEC Documents, other than Elysium Maritime Limited (which has been dissolved). Such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary, and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Subsidiary and the relevant organizational documents); and the Company owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed in or referred to in the Company SEC Documents.

Section 3.3         Permits to Conduct Operations. Each of the Company Entities has been duly domesticated, incorporated or formed, as the case may be, and is validly existing as a corporation in good standing under the Laws of its jurisdiction of domestication or incorporation or formation, as applicable, and has the full corporate power and authority, and to the Company’s knowledge has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify would not reasonably be expected to a Material Adverse Effect on the condition (financial or other), results of operations, shareholders’ equity, Properties, business, assets or prospects of the Company Entities taken as a whole, the ability of the Company to meet its obligations under the Operative Documents or the ability of the Company to consummate the transactions under any Operative Document on a timely basis, and unless otherwise disclosed in the Company SEC Documents neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the other Operative Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders is required, except as disclosed in Section 2.3(b).

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Section 3.4         No Conflict. None of (i) the offering, issuance and sale by the Company of the Purchased Securities and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents by the Company, or (iii) the consummation of the transactions contemplated hereby or thereby, conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Company Entities pursuant to, (A) the formation or governing documents of any of the Company Entities, (B) any Law applicable to any of the Company Entities or injunction of any court or governmental agency or body to which any of the Company Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Company Entities or any of their Properties, (C) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (D) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of Nasdaq, except with respect to clauses (B), (C) and (D) above, for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5         Approvals. Except as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, to our knowledge, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Operative Documents to which it is a party or the Company’s issuance and sale of the Purchased Securities, except (i) as may be required under the state securities or “Blue Sky” Laws, (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) any notifications or applications to Nasdaq and receipt of confirmation that Nasdaq has completed its review.

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Section 3.6         Periodic Reports; Financial Statements. During the two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act for companies with similar characteristics, including size and foreign private issuer status of, the Company. The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Purchasers which is not included in the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the Company SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the Commission. The Company has not been informed in writing by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

Section 3.7         Due Authorization. Each of the Operative Documents has been duly and validly authorized, and constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.8         Valid Issuance; No Preemptive Rights. Each of (i) the Purchased Shares to be issued and sold pursuant to this Agreement have been, and, (ii) upon the due exercise of Warrant, the Exercisable Shares shall be, duly authorized in accordance with the articles of incorporation of the Company and, when issued and delivered after full payment therefor has been received, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights. As of the Closing, the Company shall have reserved from its duly authorized share capital not less than 100% of the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein).

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Section 3.9         Litigation. As of the date hereof, except as described in the Company SEC Documents, there are no legal or governmental proceedings pending to which any Company Entity is a party or to which any Property or asset of any Company Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of the Company to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Company, no such proceedings are threatened by Governmental Authorities or others. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries or any current director or officer of the Company or any of its Subsidiaries. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 3.10         No Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, the issuance and sale of the Purchased Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf, has taken or will take any action hereafter that would cause the loss of such exemption. The Company and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

Section 3.11         No Integration. Neither the Company nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Securities in a manner that would require registration under the Securities Act.

Section 3.12         No General Solicitation or General Advertising; No Directed Selling Efforts. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act, and including (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) nor has it seen or been aware of any activity that, to its knowledge, constitutes general solicitation or general advertising. Neither the Company nor any Person acting on behalf of the Company has engaged in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Purchased Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities, including placing an advertisement in a publication with a general circulation in the United States, nor has it seen or been aware of any activity that, to its knowledge, constitutes directed selling efforts in the United States.

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Section 3.13         Certain Fees. There are no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale and purchase of any of the Purchased Securities or the issuance of the Exercisable Shares or the consummation of the transaction contemplated by this Agreement.

Section 3.14         Offering Materials. Neither the Company nor any agents of the Company provided to potential purchasers any offering materials or other documents in connection with offer and sale of the Purchased Securities.

Section 3.15         Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as otherwise provided in the Company SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 20-F, except as otherwise provided in the Company SEC Documents, (i) the Company has not declared or paid any dividends, (ii) neither the Company nor any of its Subsidiaries has sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) neither the Company nor any of its Subsidiaries has made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge that any of their respective creditors intend to initiate involuntary bankruptcy proceedings. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

Section 3.16         No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that could have a Material Adverse Effect, other than an event, liability, development or circumstance for which the Purchaser is aware exists or is reasonably expected to exist or occur, including the current and future state of the drybulk shipping market and operational risks of a shipping company including offhire, arrests, casualties, and damage to ships.

Section 3.17         Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the Commission thereunder for companies that are similar size and type of the Company.

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Section 3.18         Tax Status. The Company and each of its Subsidiaries (a) has timely made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due in writing to the Company or applicable Subsidiary by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

Section 3.19         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant, Governmental Authority or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

Section 3.20         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed, unless it would not reasonably likely have a Material Adverse Effect.

Section 3.21         Investment Company Status. The Company is not, and upon consummation of the sale of the Purchased Securities will not be, required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended.

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Section 3.22         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Purchased Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Purchased Securities.

Section 3.23         U.S. Real Property Holding Corporation. The Company is not and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the U.S. Internal Revenue Code of 1986.

Section 3.24         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 3.25         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

Section 3.26         Management. Except as set forth in Schedule 3.26 hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater shareholder of the Company or any of its Subsidiaries has been the subject of:

(i)           a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)          a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)          any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)       Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(2)       Engaging in any particular type of business practice; or

(3)       Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)       any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)       a finding by a court of competent jurisdiction in a civil action or by the Commission or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)       a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

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Section 3.27         Share Option Plans. Each share option granted by the Company was granted (i) in accordance with the terms of the applicable share option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Share on the date such share option would be considered granted under IFRS and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 3.28         No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

Section 3.29         No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Operative Documents other than as specified in the Operative Documents or as contemplated herein or therein.

Section 3.30         Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 3.31         Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

Section 3.32         Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by or referenced in this Agreement and the other Operative Documents. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

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Section 3.33         Bad Actor. The Company, its officers, directors and its beneficial owners of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for an event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any officer, director or beneficial owner is subject to a Disqualification Event. The purchase of the Purchased Securities or the exercise of the Warrant by any Purchaser will not subject the Company to any disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. There are no matters that would have triggered disqualification under Rule 506(d)(1) under the Securities Act but occurred before September 23, 2013.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1         Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2         Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company, partnership or similar power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Operative Documents has been duly authorized by all necessary action on the part of such Purchaser; and the Operative Documents will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3         No Breach. The execution, delivery and performance of the Operative Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby does not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

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Section 4.4         Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Securities or the issuance of the Exercisable Shares or the consummation of the transaction contemplated by this Agreement or the other Operative Documents. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Securities or the issuance of the Exercisable Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.5         No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents.

Section 4.6         Investment. The Purchased Securities are being acquired for such Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Securities or the Exercisable Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same. Such Purchaser was not formed for the purpose of acquiring any of the Purchased Securities or the Exercisable Shares. If such Purchaser should in the future decide to dispose of any of the Purchased Securities or the Exercisable Shares, such Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state or other securities laws, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Such Purchaser further understands and agrees that there is no public trading market for the Warrant purchased hereunder, that none is expected to develop, and that the Warrant must be held indefinitely unless and until it is duly exercised and the Exercisable Shares are registered under the Securities Act or an exemption from registration is available.

Section 4.7         Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities and the Exercisable Shares, (c) was advised by the Company to obtain United States counsel, either obtained United States counsel or had a full and fair opportunity and the means to obtain United States counsel, (d) is able to bear the economic risk of such investment and is able to afford a complete loss of such investment and (e) it was provided access to all information regarding the Company and its business as the Purchaser desired, and was offered the opportunity to ask questions of management of the Company and to receive any documents and information on the Company.

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Section 4.8            Restricted Securities; Affiliate Status. Such Purchaser understands that the Purchased Securities and the Exercisable Shares may be characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold (i) without registration under the Securities Act only in certain limited circumstances or (ii) if such resale is registered under the Securities Act. In this connection, such Purchaser represents that it is a sophisticated party knowledgeable with respect to Registration Exemptions. Such Purchaser (i) acknowledges that after the Closing and/or after issuance of the Exercisable Shares, such Purchaser may be deemed an “affiliate” of the Company under the Securities Act, (ii) acknowledges understanding the additional restrictions under the Securities Act applicable to affiliates of the Company, and (iii) either (a) confirms having discussed such restrictions with United States securities counsel or (b) acknowledges that it both the means and a full and fair opportunity to obtain United States securities counsel and discuss such restrictions prior to entering into any Operative Document.

Section 4.9            Legend. Such Purchaser understands that any certificates or statements evidencing any Purchased Securities or the Exercisable Shares may bear a legend in the substantially the form set forth in Section 5.13.

Section 4.10         Offshore Transaction. At the time such Purchaser received the offer to purchase the Purchased Securities it was not in the United States. Such Purchaser is not a U.S. person (as defined in Regulation S promulgated under the Securities Act) and is not acquiring the Securities for the account or benefit of any U.S. person. Such Purchaser is not a part of an identifiable group of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas. Such Purchaser’s receipt and execution of each of the Operative Documents, and any other agreement relating hereto or thereto, has occurred or will occur outside the United States. Such Purchaser understands and acknowledges that the offering and sale of the Purchased Securities are not being, and will not be, made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States.

Section 4.11         Trading Activities. Such Purchaser’s trading activities, if any, with respect to the Common Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Nasdaq.

Section 4.12         No General Solicitation or General Advertising; No Directed Selling Efforts. Such Purchaser is not aware of any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in respect of the Purchased Securities, including (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising). Such Purchaser is not aware of any form of “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Purchased Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities, including placing an advertisement in a publication with a general circulation in the United States.

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Section 4.13         Broker-Dealer Status. Such Purchaser is not a broker dealer registered under Section 15(a) of the Exchange Act, or a member of Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker-dealer. The Purchaser is not a distributor as such term is defined in Regulation S promulgated under the Securities Act.

Section 4.14         Transfer or Resale. Such Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Purchased Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, and whether such Securities are thereafter freely tradable without restriction, it being understood that the Securities will not be unrestricted if resold pursuant to Regulation S, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 4.15         Distribution Compliance Period. Such Purchaser acknowledges and understands that all offers and sales of the Purchased Securities, the Warrant or Exercisable Shares prior to the expiration of the 40-day period commencing the day after the Closing Date shall be made only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration of the securities under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act. Such Purchaser further represents and warrants and agrees that the offer or resale of the Purchased Securities or Exercisable Shares by such Purchaser, if made prior to the expiration of the 40-day period commencing the day after the Closing Date, shall not be made to a U.S. person (as defined in Regulation S promulgated under the Securities Act) or for the account or benefit of a U.S. person (other than a distributor). Such Purchaser understands that when it exercises the Warrant it may be required to provide written certification that it is not a U.S. person and the warrant is not being exercised on behalf of a U.S. person, and retain restricted status or a written opinion of counsel to the effect that the Warrant and the Exercisable Shares have been registered under the Securities Act or are exempt from registration thereunder, and whether such Exercisable Shares are freely tradable without restriction, it being understood that Exercisable Shares will not be unrestricted if only resold pursuant to Regulation S.

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Section 4.16         Offering Materials. Such Purchaser did not receive from the Company or its agent any offering materials or other documents in connection with offers and sales of the Purchased Securities. Such Purchaser conducted its own due diligence on the Company and was afforded: (i) the opportunity to ask such questions as it deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions contained herein and the merits and risks of investing in the Company, (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, vessels, management and prospects sufficient to enable you to evaluate the investment, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire that is necessary to make an informed investment decision with respect to the investment and has received all the information requested in connection with your decision to obtain the Purchased Securities.

Section 4.17         Prohibited Transactions; No Short Sales. Such Purchaser has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Purchaser which had knowledge of the transactions contemplated hereby and that (i) has or shares discretion relating to such Purchaser’s investments and trading or information concerning such Purchaser’s investments or (ii) is subject to such Purchaser’s review or input concerning such Person’s investments or trading (the foregoing, “Purchaser Trading Affiliates”), has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Purchaser was first contacted by the Company regarding the investment in the Company contemplated herein. Such Purchaser covenants that neither it nor any Purchaser Trading Affiliate will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed.

Article V

COVENANTS

Section 5.1         Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under Law to consummate and make effective the transactions contemplated by this Agreement. The Company shall submit a Listing of Additional Shares Notification with the Nasdaq to list the Purchased Shares and Exercisable Shares. The Company makes no representation, warranty or covenant relating to its ability to obtain or maintain any listing of its securities on any stock exchange, including any markets on Nasdaq.

Section 5.2         Other Actions. Until the earlier of two years from the date hereof and the date on which the Purchasers shall have sold all of the Registrable Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.2.

Section 5.3         Use of Proceeds. The Company shall use the collective proceeds from the sale of the Purchased Securities for general corporate purposes and working capital (including repayment of debt).

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Section 5.4         Existing Registration Rights Agreement. The Company is a party to the Existing Registration Rights Agreement and the registration rights agreement dated February 9, 2017, which may contain rights that are senior to the rights contained in the Registration Rights Agreement, and each Purchaser covenants not to supersede or attempt to circumvent any provision of the Existing Registration Rights Agreement or the registration rights agreement dated February 9, 2017.

Section 5.5         Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Operative Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Purchased Securities to the Purchasers.

Section 5.6         Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, to the extent permitted by applicable Law. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Operative Document; provided that an Investor and its pledgee shall be required to comply with the provisions hereof in order to effect a sale, transfer or assignment of Securities to such pledgee, or if the pledgee attempts to exercise its rights over collateral.

Section 5.7         Disclosure of Transactions and Other Material Information. The Company shall on or before the fourth Business Day after the date of this Agreement, issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated by the Operative Documents. On or before the fourth Business Day after the date of this Agreement, the Company shall file a Current Report on Form 6-K describing all the material terms of the transactions contemplated by the Operative Documents in the form required by the Exchange Act and attaching all the material Operative Documents (including, without limitation, this Agreement (and all schedules to this Agreement) the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Purchasers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Operative Documents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or          agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, subject to applicable Law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Purchaser, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable Law (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Purchaser shall have (unless expressly agreed to by a particular Purchaser after the date hereof (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. Each Purchaser acknowledges that it fully understands the Law relating to trading on securities while in possession of material non-public information.

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Section 5.8           Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section 5.8 be reduced other than proportionally in connection with any exercise of Warrants or reverse stock splits or similar combinations. If at any time the number of Common Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations pursuant to the Operative Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

Section 5.9           FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

Section 5.10         Directed Selling Efforts; General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Purchased Securities, nor will any of them solicit any offer to buy or offer or sell the Purchased Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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Section 5.11         Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Purchased Securities in a manner which would require the registration of the Purchased Securities under the Securities Act or require shareholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

Section 5.12         Transfer Agent Instructions. If a Purchaser effects a sale, assignment or transfer of the Purchased Securities in accordance with this Agreement and applicable securities Laws, the Company shall not prohibit the transfer. In the event that such sale, assignment or transfer involves Purchased Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Purchaser, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5.13 below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.12 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.12, that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.13         Legends. Each Purchaser understands that the Purchased Securities have been issued (or will be issued in the case of the Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Purchased Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Purchased Securities):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED [OR EXERCISED] (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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Section 5.14         Removal of Legends. Certificates or book entry statements or other documents evidencing Securities shall not be required to contain the legend set forth in Section 5.13 above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company and it provides the Company with reasonable assurances that such Securities are eligible for such sale under Rule 144, including by providing an appropriate representation letter relating to Rule 144 that contains, among other things, the Purchaser’s non-affiliate status and length of time in which it has held Securities and lack of material non-public information), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without manner of sale or volume limitations irrespective of whether the Company is a reporting company (provided that such Purchaser is not an affiliate of the Company and it provides the Company with reasonable assurances that such Securities are eligible for such sale, assignment or transfer under Rule 144 for a company that is non-reporting issuer, including by providing an appropriate representation letter relating to Rule 144 that contains, among other things, the Purchaser’s non-affiliate status and length of time in which it has held Securities and lack of material non-public information), or (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Purchased Securities may be made without registration under the applicable requirements of the Securities Act and such shares are unrestricted, it being understood that the Securities will not be unrestricted if resold pursuant to Regulation S (and no opinion to the contrary need be accepted). If a legend is not required pursuant to the foregoing, the Company shall no later than five Trading Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate or book entry statement representing such Securities (endorsed or with share powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries reasonably requested by the Company from such Purchaser as may be required above in this Section 5.14 or to evidence compliance with this Section 5.14, as directed by such Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Purchased Shares or Warrant Shares, credit the aggregate number of Common Shares to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate or book entry statement representing such Securities or proof that the uncertificated Securities are free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s designee with DTC or such certificate or statement or proof is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such Common Shares are actually delivered without restrictive legend to such Purchaser or such Purchaser’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. Each Purchaser agrees that if any Securities were unlegended due to an effective registration statement covering the sale of such Securities no longer being effective, and such Securities are not eligible to be sold, assigned or transferred under Rule 144 without manner of sale or volume limitations irrespective of whether the Company is a reporting company, then the Purchaser shall return the Securities to direct, book entry notation and any certificates or statements shall bear a legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the form contained in Section 5.13 (and a stop-transfer order may be placed against transfer of such Securities).

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Section 5.15         Failure to Timely Deliver; Buy-In. If on or prior to the Required Delivery Date the Company shall fail to issue and deliver to a Purchaser proof that the uncertificated Securities are free from all restrictive and other legends or a certificate or book entry statement and register such Common Shares on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of such Purchaser or such Purchaser’s designee with DTC for the number of Common Shares to which such Purchaser submitted for legend removal by such Purchaser pursuant to Section 5.14 above (and is so entitled to removal), and if on or after such Trading Day such Purchaser purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Purchaser of Common Shares submitted for legend removal by such Purchaser pursuant to Section 5.14 above that the Purchaser anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after such Purchaser’s request and in the Company’s discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any), for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or book entry statement (and to issue such unlegended Common Shares) or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Purchaser a certificate or certificates or book entry statements representing such Common Shares or credit the balance account of such Purchaser or such Purchaser’s designee with DTC representing such number of Common Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Purchased Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Purchaser by the Required Delivery Date multiplied by (B) the sale price per Common Share that the Purchaser agreed to sell and for which unrestricted Common Shares the Purchaser anticipated receiving from the Company. Nothing shall limit such Purchaser’s right to pursue any other remedies available to it hereunder, in equity, such as a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates or book entry statements representing Common Shares (or to electronically deliver such Common Shares) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, this Section 5.15 shall not apply to the applicable Purchaser the extent the Company has already paid such amounts in full to such Purchaser pursuant to an analogous sections of the Warrant held by such Purchaser.

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Section 5.16         Regulation S Resale. Notwithstanding anything to the contrary in Section 5.14, if (I) any Purchaser after 40 days after the date the Purchaser receives Purchased Shares, but prior to the time that the Purchased Shares are freely tradable without volume or manner of sale restrictions pursuant to Rule 144 (i) sells Purchased Shares in an “offshore transaction” (as defined in Rule 902 promulgated under the Securities Act), (ii) does not offer the Purchased Shares to any person in the United States (and does not offer or sell to identifiable groups of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas), or to a U.S. person (as defined by Regulation S) or to an Affiliate of the Purchaser, (iii) at the time the buy order is originated, the buyer is outside the United States, and the Purchaser and any person acting on its behalf reasonably believe that the buyer is outside the United States, (iv) does not make, nor does any Affiliate or any person acting on their behalf make, any “directed selling efforts” in the United States, (v) is not a distributor, an Affiliate of a distributor or the Company, or reselling on their behalf, nor an Affiliate of the Company (nor was it an Affiliate of the Company within the previous three months), (vi) the Purchaser is not aware of any material nonpublic information regarding the Company or its subsidiaries, and (vii) the Purchaser provides to the Company and its agents certifications of the foregoing along with a certification that the Purchaser is not selling to circumvent the provisions of the Securities Act or any other applicable securities Laws, and (II) the buyer of such Purchased Shares certifies that (w) it did not purchase the Purchased Shares after, nor is it aware of, any directed selling efforts relating to the Purchased Shares, (x) it is not any of the following: (a) located in the United States (b) a U.S. person, (c) part of an identifiable group of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas, (d) acting on behalf of a U.S. person or any person in the United States, and (e) an Affiliate of the Purchaser or the Company or acting on behalf of an Affiliate of the Purchaser, (f) aware of any material nonpublic information regarding the Company or its subsidiaries, (g) a distributor, an affiliate of a distributor, or acting on behalf of a distributor, (h) an affiliate of the Company or acting on behalf of an Affiliate of the Company or on behalf of any director or officer of the Company, (i) it undertakes to comply with the Securities Act when it resells such securities, if applicable, (j) it will not beneficially own (as such term is used by Rule 13d-3 of the Securities Exchange Act of 1934) 10% or more of the securities of the Company after the purchase of such securities, and will not be an affiliate (as such term is used by Rule 144 promulgated under the Securities Act) of the Company after such purchase, (y) it was outside the United States when it received the offer to purchase and when it purchased the Purchased Shares from the relevant Purchaser and (z) the purchase of the Purchased Shares is not for the purposes of circumventing the Securities Act or any other applicable securities Laws, and (III) the Company receives, from counsel reasonably acceptable to the Company, a written opinion that the Purchased Shares are not restricted under applicable securities Laws and may be freely traded or sold in any market (including in the United States), then the Company shall deliver, after receipt of the foregoing certifications and opinion and the relevant transfer documents, to the buyer of the Purchased Shares, uncertificated Purchased Shares that are free from all restrictive and other legends, registered in the name of such buyer.

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Article VI

MISCELLANEOUS

Section 6.1         Interpretation. Article, Section, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party hereto has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. This Agreement has have been reviewed and negotiated by sophisticated parties with access to and in consultation with legal counsel and shall not be construed against the drafter. Any reference in this Agreement to stock certificates shall mean at the option of the Company, and may be satisfied by, a book entry notation of stock of the Company or other proof that uncertificated shares have been issued.

Section 6.2         Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the Closing for a period of 24 months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser provided that the representations and warranties set forth in Sections 3.1, 3.3-3.5, 3.7, 3.8, 3.10, 3.11, 3.12, 3.14, 3.21, 3.25 and 3.32 shall survive indefinitely. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities and payment therefor until full compliance therewith.

Section 6.3         No Waiver; Modifications in Writing.

(a)       No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law or in equity or otherwise.

(b)       This Agreement, the other Operative Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchasers, the Company, its affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Purchaser with respect to the Purchased Securities, and the other matters contained herein and therein, and this Agreement, the other Operative Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties hereto solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Operative Document shall (or shall be deemed to) (i) have any effect on any agreements any Purchaser has entered into with, or any instruments any Purchaser has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Purchaser, or any instruments any Purchaser received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 6.3 shall be binding on all Purchasers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Purchased Securities then outstanding or (B) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 6.3 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Purchased Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Operative Documents unless the same consideration also is offered to all of the parties to the Operative Documents, all holders of the Warrants (as the case may be). The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Operative Documents except as set forth in the Operative Documents or as otherwise disclosed to the Purchasers. “Required Holders” means (I) prior to the Closing Date, each Purchaser entitled to purchase Purchased Securities at the Closing and (II) on or after the Closing Date, holders of a majority of the Warrants.

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Section 6.4         Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 6.5         Communications. All notices and demands provided for hereunder shall be in writing and shall be given by mail, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)          If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)          If to the Company:

Globus Maritime Limited
c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Athens Greece

Attention: Athanasios Feidakis

Facsimile: +30 210 9608359

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with a copy to (which shall not constitute notice):

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

Attention: Steven Hollander
Facsimile: +1-212-922-1512

or to such other address as the Company or a Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.6         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Purchaser and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Purchaser from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Purchaser or to enforce a judgment or other court ruling in favor of such Purchaser. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. To the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Operative Documents.

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Section 6.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.

Section 6.8         Execution in Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 6.9         Termination.

(a)       Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by (i) the written notice of the Purchasers, upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement or (ii) written notice by the Company to the Purchasers upon a breach in any material respect by any Purchaser of any covenant or agreement set forth in this Agreement.

(b)       Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c)       Any party hereto may terminate this Agreement (for itself only) if the Closing shall not have occurred within seven Business Days after the condition set forth in Section 2.3(b) has been satisfied.

(d)       The termination of this Agreement shall not remove or excuse any liability on the part of any party hereto.

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Section 6.10         Recapitalization, Exchanges, Etc. Affecting the Common Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Shares, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 6.11         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.12         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.13         Remedies. Each Purchaser shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Operative Documents, any remedy at law would inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Operative Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Operative Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

Section 6.14         Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Operative Documents, whenever any Purchaser exercises a right, election, demand or option under an Operative Document (other than the Registration Rights Agreement) and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.15         Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Operative Documents or any of the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Operative Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Operative Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

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Section 6.16         Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document (and without implication that the following is required or applicable), it is the intention of the parties hereto that in no event shall amounts and value paid by the Company, or payable to or received by any of the Purchasers, under the Operative Documents exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Purchaser, or collection by any Purchaser pursuant the Operative Documents is finally judicially determined to be contrary to any such applicable Law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Purchaser, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Purchaser under the Operative Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Purchaser under any of the Operative Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable Law, such amounts shall be pro-rated over the period of time to which they relate.

Section 6.17         Judgment Currency.

(i)       If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Operative Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 6.17 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

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(1)       the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)       the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 6.17(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)       If in the case of any proceeding in the court of any jurisdiction referred to in Section 6.17(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay the amount that is necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)       Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Operative Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement shall be effective as of the date first written above.

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
Name: Athanasios Feidakis
Title: Chief Executive Officer

Signature Page to Share and Warrant Purchase Agreement

PURCHASER:

UNITED CAPITAL INVESTMENTS CORP.

By:	/s/ Victor Restis
	Name:	Victor Restis
	Title:	Director & President

The Purchaser hereby agrees that the Maximum Percentage (as defined in the Warrant) for such Purchaser (and not any other Purchaser) shall be:

________________%

To the extent that the above is left blank, the provisions of the Warrant shall apply, and the maximum percentage ownership shall be 9.99%.

Signature Page to Share and Warrant Purchase Agreement

Schedule A – List of the Purchasers and Commitment Amounts

Purchaser	Common Shares	Warrants to Purchase Common Shares	Purchase Price*
United Capital Investments Corp.	2,500,000	12,500,000	$2,500,000

Total	2,500,000	12,500,000	$2,500,000

* The Purchase Price for each Purchaser for each Common Share and a warrant to purchase five Common Shares is $1.00. Therefore, to compute the Purchase Price for a particular Purchaser, multiply the number of Common Shares listed next to the name of such Purchaser by $1.00.

Schedule A to Share and Warrant Purchase Agreement

Schedule B – Notice and Contact Information

United Capital Investments Corp.

c/o

Kostis Kinigakis

11, Poseidonos Av.

16777, Elliniko

Athens

Greece

Exhibit A to Share and Warrant Purchase Agreement

Exhibit A – Form of Registration Rights Agreement

Exhibit A to Share and Warrant Purchase Agreement

Exhibit B - Form of Warrant

Exhibit B to Share and Warrant Purchase Agreement